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                                                                EXHIBIT 10.5

                       COMPLETE BUSINESS SOLUTIONS, INC.

                               STOCK OPTION PLAN

1.   ESTABLISHMENT OF PLAN

     The Complete Business Solutions, Inc. Stock Option Plan (the "Plan") was formulated by Complete Business Solutions, Inc. (the "Company") to encourage employees of the Company and its subsidiaries to acquire common stock in the Company through Incentive Stock Options (as hereinafter defined) and to permit the Company to offer Nonqualified Options (as hereinafter defined) to persons including without limitation directors, consultants and employees of the Company. It is believed that the Plan will encourage such employees and other persons to have a greater financial investment in the Company through ownership of its common stock, will further stimulate their efforts on the Company's behalf, will tend to maintain and strengthen their desire to remain with the Company, and generally will be in the best interests of the Company and its shareholders.

     The following is a statement of the Plan, as adopted by the Board of Directors on July 10, 1996 and approved by the shareholders on September 10, 1996.

2.   TYPES OF OPTIONS

     Options granted under the Plan may be of two types: (a) "Incentive Stock Options" designed to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (b) other options ("Nonqualified Options"). Eligible Employees (as defined in Section 14) under the Plan may be granted either Incentive Stock Options, Nonqualified Options, or both but the nature of each option shall be clearly designated at the time of the grant. Persons who are not Employees of the Company on the date of grant may only be granted Nonqualified Options. To the extent that any option designated as an "Incentive Stock Option" under the Code, on the date of grant, shall fail, for any reason whatsoever, to qualify for treatment as an "Incentive Stock Option" under the Code, such option shall not lapse or terminate, but shall become a Nonqualified Option for purposes of the Plan and the Code.

3.   AMOUNT OF STOCK SUBJECT TO THE PLAN

     The total number of shares of common stock of the Company which may be sold pursuant to options granted under the Plan from its date of inception and pursuant to previously granted nonqualified options shall not exceed 2,732,500. The shares sold under the Plan may be either authorized and unissued stock or treasury stock. In the event that any options granted under the Plan shall terminate or expire for any reason without having been exercised in full, the shares not purchased under the options shall be available again for the purposes of the Plan.

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4.      ADMINISTRATION

        Except as herein otherwise provided, the Plan shall be administered by the Board of Directors (the "Board") or under the supervision and on behalf of the Board of Directors of the Company by a Committee (the "Committee") composed of two or more directors who shall be appointed and may be removed by a majority vote of the Board of Directors. Subject to the express provisions of the Plan, the Board or the Committee shall have authority in its discretion to determine the Employees to receive Incentive Stock Options and Employees or other persons to receive Nonqualified Options, the times when they shall receive them, the option price and term of each option, the period during which each option may be exercised, and the number of shares to be subject to each option.

        Subject to the express provisions of the Plan, the Board or the Committee shall also have authority to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the fair market value of any stock subject to the Plan, to determine the terms and provisions of the respective option agreements (which need not be uniform) and to make all other determinations necessary or advisable for administering the Plan. The Board or the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement, in the manner and to the extent that it shall deem necessary to carry it into effect, and it shall be the sole and final judge of such correction. The determination of the Board or the Committee on the matters referred to in this paragraph shall be conclusive and binding on the Company and the persons to whom options are granted.

        An option granted to a director, an option agreement, other contract or other transaction under the Plan between the Company and a director, or any other action taken by the Board or the Committee under the Plan in which a director is otherwise interested is not void or voidable solely because of such interest, or solely because any such director is present at the meeting of the Board or the Committee which authorizes or approves any such option, option agreement, contract, transaction or action, or solely because his vote is counted for such purpose, if any of the following conditions is satisfied:

        (a) the option, option agreement, contract, transaction or other action is fair and reasonable to the Company when it is authorized, approved or ratified;

        (b) the material facts as to any such director's relationship or interest as to the option, option agreement, contract, transaction or action are disclosed or known to the Board or the Committee and the Board or the Committee authorizes, approves or ratifies the option, option agreement, contract, transaction or action by a vote sufficient for the purpose without counting the vote of any such director, or

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        (c) the material facts as to any such director's relationship or interest and as to the option, option agreement, contract, transaction or action are disclosed or known to the shareholders and they authorize, approve or ratify the option or transaction.

5.  ELIGIBILITY

        Only Employees shall be eligible to receive Incentive Stock Options under the Plan. Employees and other persons shall be eligible to receive Nonqualified Options under the Plan. An Employee or other person who has been granted an option under the Plan or any other stock option plan of the Company may be granted additional options.

        No Incentive Stock Option shall be granted under the Plan to any individual who, immediately before such option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, with the application of the constructive attribution rules of Section 424 of the Code. However, the foregoing restriction on granting of Incentive Stock Options shall not apply if at the time the option is granted the option price is at least
110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. The aggregate fair market value of the stock (determined at the time the option is granted) with respect to which Incentive Stock Options granted to an individual first become exercisable in any calendar year (under all plans of the Company or any of its parent or subsidiary corporations) shall not exceed $100,000.

6.  OPTION PRICES AND PAYMENT

        The purchase price of each share of common stock provided under each Incentive Stock Option granted pursuant to the Plan shall be a price not less than the greater of the par value of the stock or the fair market value of the stock on the date of the granting of the Incentive Stock Option as is determined in good faith by the Board or the Committee. The purchase price of common stock issuable upon exercise of options granted under the Plan shall be paid in full in cash on the date of exercise, or upon such other terms and conditions or such other consideration as the Board or the Committee shall deem appropriate.

        The proceeds of the sale of stock, subject to the options, are to be added to the general funds of the Company and used for its corporate purposes.

7.  PERIOD OF OPTION AND CERTAIN LIMITATIONS ON THE RIGHT TO EXERCISE

        The period of time which the Employee must remain in the continuous employ of the Company or a parent or subsidiary of the Company and the period of time other optionees must wait from the date the options are granted before they can exercise any part of the option shall be determined by the Board or the Committee and shall be contained in the stock option agreement between each such holder and the Company. In no event, may an Employee or other optionee exercise any option granted under the Plan after that date which is more than ten (10) years from


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the date of the grant or after such earlier date as may be provided herein. At the time of the exercise of the option, the holder of the option (or the purchaser acting under Section 11 below) may be required to represent to the Company that (1) at that time of exercise it is such holder's present intention to acquire the shares for investment and not with a view to distributing the shares and (2) neither the option nor any shares acquired upon exercise of the option will be sold or otherwise transferred unless such transaction is registered under the Securities Act of 1933 and any applicable state securities laws or an exemption from such registration is available.

8.      NONTRANSFERABILITY OF OPTIONS

        No option granted under the Plan shall be transferable, otherwise than by Will or by the laws of descent and distribution, nor shall any option be pledged or hypothecated in any way (whether by operation of law or otherwise). An option may be exercised during the lifetime of its holder only by such holder. Any attempt to circumvent this Section shall cause the option and the rights and privileges conferred by the option to become automatically null and void.

9.      RESTRICTIONS ON SALE OF SHARES

        Shares issued pursuant to the exercise of an Incentive Stock Option under the Plan may not be disposed of by the Employee until the expiration of 12 months after the transfer of such shares to the Employee and 24 months from the date of grant.

10.     TERMINATION OF EMPLOYMENT

        Upon the termination of the employment of the holder of an option for reasons other than death or disability, the rights of such holder shall be those contained in his stock option agreement. Incentive Stock Options granted under the Plan shall not be affected by any change of employment if the holder continues to be an Employee. Option agreements may contain such provisions as the Board or the Committee shall approve regarding the effect of leaves of absence guaranteed by statute or contract. Nothing in the Plan or in any option granted under it shall confer any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any of its subsidiaries to terminate any employment at any time.

11.     DEATH OR DISABILITY OF HOLDER OF OPTION

        In the event of the death or disability of a holder of an option under the Plan, the option theretofore granted to him may be exercised after his death or disability by his estate or his legal representative if the option would have otherwise been exercisable by him and, in the case of Incentive Stock Options, if he was employed by the Company at the time of death or disability and the Incentive Stock Option is exercised within three months after the termination of employment because of death or one year after the termination of employment because of disability. Notwithstanding the foregoing, all options must be exercised during the option term and also subject to all the conditions of the Plan.

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12.     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

        Notwithstanding any other provision of the Plan, in the event of any change in the outstanding common stock of the Company by reason of a stock dividend, stock split, recapitalization, merger, consolidation, split-up, split-off, spin-off, combination, or exchange of shares, and the like, the aggregate number and class of shares available under the Plan and the number and class of shares subject to each outstanding option and the option prices shall be appropriately adjusted by the Board or the Committee whose determination shall be conclusive and in accordance with each Option Agreement. In the event of any merger, consolidation, or sale or transfer by the Company of substantially all its assets, the date of termination of any options outstanding under the Plan and the date on or after which such options, or any portion of such options not then exercisable, may be exercised, shall be advanced to a date to be fixed by the Board or the Committee, which date shall not be more than 15 days prior to such merger, consolidation or sale or transfer; provided that the Company or the shareholders of the Company, immediately after the transaction: (1) will not own more than 50% of the voting power of the corporation surviving the transaction; or (2) if the Company and the other corporation both survive the transaction, will not own more than 50% of the voting power of the Company and more than 50% of the corporation or business acquired.

13.     AMENDMENT AND TERMINATION

        Unless the Plan theretofore shall have been terminated as hereinafter provided, the Plan shall terminate on December 31, 2006 and no option under it shall be granted thereafter. The Board of Directors of the Company at any time prior to that date may terminate the Plan, or make such changes in it and additions to it as the Board of Directors of the Company shall deem advisable; provided that, to the extent required by Section 422 of the Code, any such amendments shall be approved by the shareholders within 12 months of their adoption by the Board of Directors in order to be effective. No termination or amendment of the Plan may, without the consent of the holder of an option then existing, terminate his option or materially and adversely affect his rights under the option.

14.     DEFINITION OF EMPLOYEE

        For purposes of the Plan, the term "Employee" means regular employees of the Company and its parents or subsidiaries, who are executive, managerial or other salaried employees, including officers, whether or not directors of the Company.



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